As filed with the Securities and Exchange Commission on October 16, 2000

                                                      Registration No. 333-13063
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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                              -------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              -------------------

                                  VIZACOM INC.
             (Exact name of registrant as specified in its charter)

             DELAWARE                                   22-3270045
  (State or other jurisdiction of                   (I.R.S. Employer
   incorporation or organization)                   Identification No.)

      GLENPOINTE CENTRE EAST
      300 FRANK W. BURR BLVD.
       TEANECK, NEW JERSEY                                07666
(Address of Principal Executive Offices)               (Zip Code)

           VIZACOM INC. OUTSIDE DIRECTOR AND ADVISOR STOCK OPTION PLAN
                            (Full title of the plan)

                          MARK E. LEININGER, PRESIDENT
                                  VIZACOM INC.
                             GLENPOINTE CENTRE EAST
                           300 FRANK W. BURR BOULEVARD
                            TEANECK, NEW JERSEY 07666
                     (Name and address of agent for service)

                                 (201) 928-1001
          (Telephone number, including area code, of agent for service)

                                    copy to:
                              NEIL M. KAUFMAN, ESQ.
                             KAUFMAN & MOOMJIAN, LLC
                   50 CHARLES LINDBERGH BOULEVARD - SUITE 206
                          MITCHEL FIELD, NEW YORK 11553
                                 (516) 222-5100

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


                          DEREGISTRATION OF SECURITIES

On September 30, 1996, Vizacom Inc. (the "Company") filed a registration statement on Form S-8 (No. 333-13063)(the "Old Registration Statement"), which registered 500,000 shares of the common stock, par value $.001 per share (the "Common Stock"), of the Company issuable under the Company's Outside Director and Advisor Stock Option Plan (the "Plan"). Subsequent to the filing of the Old Registration Statement, the Company increased the number of shares of Common Stock issuable under the Plan. In connection with such increase in the number of shares of Common Stock issuable under the Plan, the Company filed a new Registration Statement on Form S-8 (Registration No.: 333-82951) (the "New Registration Statement") on July 15, 1999, registering all of the shares of Common Stock issuable under the Plan, including the shares previously registered under the Old Registration Statement. This Post-Effective Amendment No.1 to the Old Registration Statement deregisters the 500,000 shares of Common Stock registered under the Old Registration Statement.

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                                      -2-

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all requirements for filing this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in Teaneck, New Jersey on the 12th day of October, 2000.

                                                     VIZACOM INC.


                                      By:        /s/ Mark E. Leininger
                                           -------------------------------------
                                                   Mark E. Leininger
                                           President and Chief Executive Officer

                                POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on October 12, 2000 by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Mark E. Leininger and Marc E. Jaffe, and each of them, with full power of substitution, his/her true and lawful attorney-in-fact and agent to do any and all acts and things in his/her name and on his/her behalf in his/her capacities indicated below which either of them may deem necessary or advisable to enable Vizacom Inc. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement including specifically, but not limited to, power and authority to sign for him/her in his/her name in the capacities stated below, any and all amendments (including post-effective amendments) thereto, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in such connection, as fully to all intents and purposes as we might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


     /s/ Mark E. Leininger
-----------------------------   President, Chief Executive Officer and Director
       Mark E. Leininger        (Principal Executive Officer)


     /s/ Alan W. Schoenbart     Vice President - Finance, Chief Financial
-----------------------------   Officer (Principal Accounting and Financial
       Alan W. Schoenbart       Officer


     /s/ Marc E. Jaffe
-----------------------------   Chairman of the Board, Secretary and Director
       Marc E. Jaffe


     /s/ Vincent DiSpigno
-----------------------------   Director, Vice President and Chief Operating
       Vincent DiSpigno         Officer


     /s/ David N. Salav
-----------------------------   Director, Vice President and Chief Information
       David N. Salav           Officer



-----------------------------   Director
       Norman W. Alexander


     /s/ Neil M. Kaufman
-----------------------------   Director
       Neil M. Kaufman


     /s/ Francis X. Murphy
-----------------------------   Director
       Francis X. Murpny


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